UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 16, 2005

THE BOYDS COLLECTION, LTD.

(Exact name of registrant as specified in its charter)

Maryland		52-1418730
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 South Street McSherrystown, Pennsylvania 17344
(Address of registrant’s principal executive office)

(717) 633-9898
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2005, The Boyds Collection Ltd (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”), with KKR Fund 1996 L.P. (“KKR”), D.E. Shaw Laminar Portfolios, L.L.C. (the “Buyer”). Pursuant to the Agreement, on October 16, 2005, KKR sold to the Buyer 11,795,725 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boyds Collection, Ltd.

	By:	/s/ Joseph E. Macharsky
		Name:	Joseph E. Macharsky
		Title:	Chief Financial Officer

Dated: October 28, 2005